Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of October 23, 2007 by and between International Imaging Systems, Inc. (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A to the Series A Convertible Preferred Stock Purchase Agreement dated this same date (individually, a “Purchaser” and collectively, the “Purchasers” and together with the Company, the “Parties”), and Leser, Hunter, Taubman & Taubman, with offices at 17 State Street, Suite 1610, New York, NY 10004 (the “Escrow Agent”).

RECITALS:

(1)
Pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of October 23, 2007 by and among the Company and the Purchasers (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference, the Purchasers purchased One Million (1,000,000) shares of the Company’s Series A Convertible Preferred Stock, which is convertible into Four Million Five Hundred Forty Five Thousand Four Hundred Fifty Five (4,545,455) shares of the Company’s Common Stock subject to adjustment pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock, for an aggregate of $10,000,000 (the 4,545,455, subject to adjustment from time to time, is referred to herein as the “Purchased Stock”). Capitalized terms used in this Agreement without definition, have the meaning assigned to those terms in the Purchase Agreement;

(2)
To induce the Purchasers to enter into the Purchase Agreement, Redsky Group Limited, a British Virgin Islands company (“Redsky Group”), which is the majority stockholder of the Company has agreed to deposit Four Million Five Hundred Forty Five Thousand Four Hundred Fifty Five (4,545,455) shares of the Company’s Common Stock it owns (“Escrow Shares”), in an escrow account immediately prior to the Closing, to be held by the Escrow Agent for disbursement in accordance with the terms and conditions set forth herein, if the Company meets the specified Performance Thresholds, as hereinafter defined;

(3)	This Agreement constitutes the Share Escrow Agreement referred to in the Purchase Agreement pursuant to which the Escrow Agent shall receive and disburse the Escrow Shares.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

Exhibit 10.4

ARTICLE 1
TERMS OF THE ESCROW

1.1  Appointment of Escrow Holder. The parties hereby agree to have Leser Hunter Taubman & Taubman act as Escrow Agent whereby the Escrow Agent shall receive the Escrow Shares in escrow and distribute the same as set forth in this Agreement.

1.2 Escrow Deposit

(a)	In accordance with the terms of the Purchase Agreement, immediately prior to the Closing, Redsky Group shall deliver the Escrow Shares to the Escrow Agent;

(b)	The Escrow Agent shall hold the Escrow Shares in the Escrow Account at all times until such Escrow Shares are disbursed in accordance herewith;

(c)
If at any time, any Escrow Shares are disbursed to the Purchasers, Redsky Group shall, within five (5) calendar days of such disbursement, deliver that number of additional shares of common stock as is necessary to maintain 100% of the number of Purchased Stock in the Escrow Account at all times.

1.3 Performance Threshold

If the Company does not achieve the specified percentage, which is based on a scale of 100%, of the following Performance Thresholds, the Escrow Shares shall be disbursed to the Purchasers as set forth herein:

(a)
Fiscal Year 2007 Performance Threshold: on a per share basis, both the audited Net Income and Cash from Operations must each exceed $0.27 per share (equivalent to $8.1 million divided by 30 million shares outstanding) (the “2007 PT”);

(b)
Fiscal Year 2008 Performance Threshold: on a per share basis, both the audited Net Income and Cash from Operations must each exceed $0.45 per share (equivalent to $13.5 million divided by 30 million shares outstanding) (the “2008 PT”).

(c)
Each Performance Threshold shall be determined as of the date the Company’s audited financial statements for the corresponding fiscal year are required to be filed with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended (each such date for each of the applicable fiscal years being hereinafter referred to as the “Audit Date”); and, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, and therefore prepares and furnishes the documents required by Section 6 of the Registration Rights Agreement, the Performance Threshold shall be determined in accordance with such prepared documents and at such time.

(d)
With respect to the 2007 PT and 2008 PT “Net Income” shall be defined in accordance with US GAAP and reported by the Company in its audited financial statements for each of 2007 and 2008, plus any amounts that (1) may have been recorded as charges or liabilities on the 2007 and 2008 financial statements, respectively, due to the application of EITF No. 00-19 that are associated with (i) any outstanding Warrants of the Company, (ii) the transactions contemplated by this Agreement, and (iii) any issuance under a performance based stock incentive plan that was in existence on the Closing Date, and (2) any and all expenses incurred by the Company in connection with the consummation of the transactions contemplated by the Purchase Agreement and the Share Exchange Agreement, dated as of even date herewith, by and among the Company, the Principal Shareholders of the Acquiror Company, set forth on Schedule II thereto, Redsky Group Limited, Princeton Capital Group and Baorun China Group Limited.

Exhibit 10.4

1.4 Escrow Release

The Company shall remit written instructions to the Escrow Agent and the Purchasers two (2) business days after the Audit Date, in the form of Exhibit B attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, directing the Escrow Agent to release the Escrow Shares within five (5) business days of the Audit Date for each fiscal year, as specified therein and in accordance with the following guidelines (the “Release Notice”):

(a)
If the Company achieves 50% or less of the 2007 PT, the Escrow Agent shall disburse 100% of the Escrow Shares to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date;

(b)
If the Company achieves more than 50% and no more than 75% of the 2007 PT, the Escrow Agent shall disburse that number of Escrow Shares equal to two (2) times the percentage by which the 2007 PT was not achieved, to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date; for example, if the Company achieves 75% of the 2007 PT, the Escrow Agent shall disburse 50% of the Escrow Shares to the Purchasers;

(c)
If the Company achieves more than 75% and no more than 95% of the 2007 PT, the Escrow Agent shall disburse that number of Escrow Shares equal to the percentage by which the 2007 PT was not achieved, to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date; for example, if the Company achieves 95% of the 2007 PT, the Escrow Agent shall disburse 5% of the Escrow Shares to the Purchasers;

Exhibit 10.4

(d)
If the Company achieves 50% or less of the 2008 PT, the Escrow Agent shall disburse 100% of the Escrow Shares to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date;

(e)
If the Company achieves more than 50% and no more than 75% of the 2008 PT, the Escrow Agent shall disburse that number of Escrow Shares equal to two (2) times the percentage by which the 2008 PT was not achieved, to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date; for example, if the Company achieves 75% of the 2008 PT, the Escrow Agent shall disburse 50% of the Escrow Shares to the Purchasers; and,

(f)
If the Company achieves more than 75% and no more than 95% of the 2008 PT, the Escrow Agent shall disburse that number of Escrow Shares equal to the percentage by which the 2008 PT was not achieved, to the Purchasers pro rata based upon the number of Purchased Stock the Purchaser beneficially owned on the Audit Date; for example, if the Company achieves 95% of the 2008 PT, the Escrow Agent shall disburse 5% of the Escrow Shares to the Purchasers.

(g)	If any Escrow Shares remain in the Escrow Account after all of the disbursements are made pursuant to the 2008 Release Notice, the Escrow Agent shall return such remaining shares to Redsky Group.

(h)
In the event that the Closing does not occur and written notice of same, signed by all of the parties hereto, is delivered to the Escrow Agent or upon the written instructions of all of the parties hereto, the Escrow Agent shall return the Escrow Shares to Redsky Group

(i)	Upon the Escrow Agent’s completion of its obligations under Sections 1.4, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.5 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should any of the Parties attempt to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Parties in writing five days in advance. In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Parties that a successor escrow agent has been appointed, shall be to hold and preserve the Escrow Shares that are in his possession. Upon receipt by the Escrow Agent of said notice from the Parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Escrow Shares, the Escrow Agent shall promptly thereafter transfer all of the Escrow Shares that it is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Escrow Shares, the Escrow Agent shall furnish the Parties with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Parties after the Escrow Agent promptly transfers all of the Escrow Shares that it is still holding in escrow, to the above said successor escrow agent.

Exhibit 10.4

1.5 The Escrow Agent shall be reimbursed by the Parties for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Parties in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Escrow Shares and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Purchaser. The Company acknowledges and represents that they are not being represented in a legal capacity by Leser Hunter Taubman & Taubman and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement. The Company acknowledges that the Escrow Agent is not rendering securities advice to them with respect to this transaction or otherwise. The Escrow Agent is acting as legal counsel for the Purchasers in connection with the Purchase Agreement and related Transaction Documents and may continue to act as legal counsel for the Purchasers, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Purchasers and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Escrow Agent and the Purchasers are relying explicitly on the foregoing provisions contained in this Section 1.5 in entering into this Agreement.

1.6 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.7 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

Exhibit 10.4

1.8 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents, the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents, the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefor.

ARTICLE 2
MISCELLANEOUS

2.1 The Escrow Shares, if released to the Purchaser, upon such release, shall have the same demand and piggy-back registration rights as those granted to the shares of common stock underlying the warrants issued to the Purchaser pursuant to the Purchase Agreement and as set forth in the Registration Rights Agreement.

2.2 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

Exhibit 10.4

2.4  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively in the federal or state courts resident in New York County, New York.

2.6 Any notice required or permitted hereunder shall be given in a manner provided in the Notice Section contained in the Purchase Agreement to the address or contact information for the Parties set forth therein or, in the case of notice to the Escrow Agent, shall be sent by commercial overnight courier such as UPS or Fedex to the Escrow Agent at the address first written above.

2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Purchase Agreement or any related agreements.

2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the Parties concerning this Agreement, the Parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

(Signature Page to Follow)

Exhibit 10.4

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Executed:

International Imaging Systems, Inc.

By:
Name: Gao Xincheng
Title: Chief Executive Officer

By:

Escrow Agent

By:

Exhibit 10.4

Exhibit A

Exhibit 10.4

Exhibit B

FORM OF ESCROW RELEASE NOTICE

Date:

Escrow Agent

Dear Escrow Agent:

In accordance with the terms of Article 1 of the Escrow Agreement dated as of October __, 2007 (the "Escrow Agreement"), by and among International Imaging Systems, Inc. (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A to the Series A Convertible Preferred Stock Purchase Agreement dated October __, 2007 (the “Purchasers,” and together with the Company, the “Parties”), the Company hereby notifies the Escrow Agent of the following:

1.	The Audit Date was ___________ __, 200__; and

2.	The Company achieved __% of the Performance Threshold.

Accordingly, please distribute the Escrow Shares as follows:

Recipient Information	Amount of Escrow Shares to be delivered

Very truly yours,

INTERNATIONAL IMAGING SYSTEMS, INC.

By:
Name:
Title: